EXHIBIT 10.1

                              ACQUISITION AGREEMENT


        ACQUISITION AGREEMENT, dated as of July 11, 1999, between DIGITAL RIVER, INC., a Delaware corporation (the "Buyer"), and TECH SQUARED INC., a Minnesota corporation (the "Seller").

        The Seller currently holds (through its subsidiary MacUSA, Inc.), among other assets, an option (the "OPTION") to acquire from Joel A. Ronning ("JAR") an aggregate of 3,000,000 shares (the "OPTION SHARES") of voting Common Stock, par value $.01 per share, of the Buyer of the same class of common stock of the Buyer as is registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act") ("BUYER COMMON STOCK"). The Seller has decided to terminate all of its operating businesses, specifically including its Net Direct Operating, DTP Catalog Operations and Distribution Sales. In anticipation of the disposition of such operating businesses, the Seller has been considering various alternatives and has concluded that if it continues as a company registered under the Exchange Act and possibly becomes subject to the Investment Company Act of 1940, as amended, the Seller would likely incur significant costs and be subject to significant risks. The Seller has determined that the sale of the Seller's assets to the Buyer is the most economic alternative for the Seller. In advance of the Acquisition (as defined below), the Seller intends to engage in the sale or other disposition (the "DISPOSITION"), through one or more asset or stock sale transactions, of all of the assets of the Seller and its Subsidiaries, other than the Option Shares and not less than $1,200,000 of cash or cash equivalents of the Seller, to certain Persons (each, a "TECH SQUARED BUSINESS ACQUIROR"). The Disposition shall include the transfer to the Tech Squared Business Acquirors of the Liabilities of the Seller and its Subsidiaries, other than those Liabilities expressly retained by the Seller and its Subsidiaries.

        Thereafter, pursuant to this Agreement, the Buyer and the Seller propose to effect a tax-free reorganization under Section 368(a)(1)(C) of the Code whereby the Seller will transfer to the Buyer, free and clear of all of the Liabilities of the Seller and its Subsidiaries (the "ACQUISITION"), the following (the "PURCHASED ASSETS"): (i) 3,000,000 shares of Buyer Common Stock, which shall consist of the Option Shares and an additional number of shares of Buyer Common Stock purchased by the Seller on the Nasdaq National Market in the event the Option is exercised in a cashless transaction resulting in the transfer to the holder of the Option of less than 3,000,000 shares of Seller Common Stock upon exercise of the Option and (ii) $1,200,000 (the "PURCHASED CASH AMOUNT"). The Purchased Assets will constitute substantially all of the assets of the Seller as of the Closing. In consideration therefor, the Buyer will issue to the Seller 2,650,000 shares of Buyer Common Stock. The Seller will then dissolve (the "DISSOLUTION") and, pursuant to the Dissolution, will distribute such shares of Buyer Common Stock to the holders of Common Stock, no par value, of the Seller ("SELLER COMMON STOCK"), subject to a liquidating trust and other arrangements that adequately provide for the payment of all Liabilities of the Seller and its Subsidiaries, as provided in Section 8.2 below.

        For federal income tax purposes, the Acquisition is intended to constitute a "reorganization" within the meaning of Section 368 of the Internal Revenue Code of 1986, as


                                       1.
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amended (the "Code"). The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

        Concurrently with the execution and delivery of this Agreement, each of JAR, who owns beneficially 6,574,022 shares of Seller Common Stock, representing approximately 44% of the outstanding Seller Common Stock (calculated in accordance with Section 13 of the Exchange Act), and Charles Reese, who owns beneficially 838,000 shares of the outstanding Seller Common Stock, representing approximately 6% of the outstanding Seller Common Stock (calculated in accordance with Section 13 of the Exchange Act), has delivered to the Buyer a voting agreement and proxy (the "VOTING AGREEMENT AND PROXY") pursuant to which, among other things, he has agreed to vote such shares in favor of this Agreement and the transactions contemplated hereby.

        Accordingly, in consideration of the premises and the mutual covenants herein contained and intending to be legally bound hereby, the Buyer and the Seller hereby agree as follows:

1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the meanings indicated below:

        "ACTION" means any action, suit, claim or legal, administrative or arbitral proceeding or investigation by or before any Governmental Body.

        "AFFILIATE" means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person.

        "COMMISSION" means the Securities and Exchange Commission or any successor agency.

        "CONDITION OF THE SELLER" means the business, assets, properties, results of operations or financial condition of the Seller and its Subsidiaries, taken as a whole.

        "CONTRACT" means any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature.

        "CONVERTIBLE PREFERRED STOCK" means the Seller's Preferred Stock, par value $1.00 per share, convertible at any time prior to maturity or effectiveness of redemption into shares of Seller Common Stock at a conversion price of $1.25 and which has been the subject of a notice of redemption by the Seller, subject to conversion prior to August 30, 1999, at scheduled redemption prices.


                                       2.
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        "DAMAGES" includes any loss, damage, injury, decline in value, lost opportunity, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature.

        "DISCLOSURE STATEMENT" means the disclosure statement setting forth certain information concerning the Seller delivered by the Seller to the Buyer on the date hereof.

        "GAAP" means generally accepted accounting principles.

        "GOVERNMENTAL BODY" means any government or political subdivision thereof, whether federal, state or local, domestic or foreign, or any agency or instrumentality of any such government or political subdivision, or any court, tribunal or arbitrator.

        "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

        "INDEMNITEES" means the following Persons: (a) the Buyer; (b) the Buyer's current and future affiliates; and (c) the respective successors and assigns of the Persons referred to in clauses "(a)"and "(b)" above.

        "IRS" means the Internal Revenue Service or any successor agency.

        "LIABILITY" means any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

        "LIEN" means any lien, pledge, mortgage, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, encumbrance or other restriction or limitation.

        "MCL" means the General Corporation Law of the State of Minnesota, as amended.

        "PERSON" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

        "PROCEEDING" means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or any arbitrator or arbitration panel.

        "REGISTRATION STATEMENT" means the registration statement of the Buyer on Form S-4 and the prospectus included therein for the registration under the Securities Act of shares of Buyer Common Stock constituting the Purchase Consideration.


                                       3.

        "RELATED PARTY" each of the following shall be deemed to be a "Related Party": (a) each individual who is, or who has at any time been, an officer of the Seller; (b) each member of the family of each of the individuals referred to in clause "(a)" above; and (c) any entity (other than the Seller) in which any one of the individuals referred to in clauses "(a)" and "(b)" above holds or held (or in which more than one of such individuals collectively hold or held), beneficially or otherwise, a controlling interest or a material voting, proprietary or equity interest.

        "SECURITIES ACT" means the Securities Act of 1933, as amended.

        "SUBSIDIARY" means, with respect to any Person, any corporation at least a majority of whose outstanding voting securities, or any other Person at least a majority of whose total equity interest, is owned by such Person.

        "TAX" or "TAXES" means, with respect to any Person, a net income, gross income, gross receipts, sales, use, ad valorem, value added, franchise, profits, license, withholding, payroll, employment, environmental, excise, severance, stamp, transfer, occupation, premium, property or windfall profit tax, custom duty or other tax, governmental fee or other similar assessment or charge, together with any interest and any penalty, addition to tax or additional amount imposed by any jurisdiction or taxing authority (domestic or foreign) on such Person.

        "TERMINATION DATE" means April 15, 2000.

        The following terms are defined in the corresponding Sections listed below:

              TERM                                         SECTION

              Balance Sheet..............................    6.5

              Balance Sheet Date.........................    6.5

              Buyer......................................  Recitals

              Buyer Common Stock.........................  Recitals

              CERCLA.....................................   6.8.4

              CERCLIS....................................   6.8.4

              Closing....................................     2

              Closing Date...............................     5

              Code.......................................  Recitals

              Disposition................................  Recitals

              Dissolution................................  Recitals

              Exchange Act...............................  Recitals

              Exchange Shares............................    3(a)

              Form 10-Q..................................    6.5


                                       4.
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              TERM                                         SECTION

              Hazardous Substance........................   6.8.2

              NPL........................................   6.8.4

              Option Shares..............................  Recitals

              Option Stock Transfer......................   8.2.1

              Other Buyer Filings........................    8.9

              Other Seller Filings.......................    8.7

              Proxy Statement............................    8.7

              Purchase Consideration.....................   3.1.1

              Purchased Assets...........................  Recitals

              Purchased Cash Amount......................  Recitals

              Release....................................   6.8.2

              Requirements of Law........................   6.8.1

              Seller.....................................  Recitals

              Seller Common Stock........................  Recitals

              Seller Financial Statements................    6.5

              Shareholders Meeting.......................    8.8

              Tech Squared Business Acquiror.............  Recitals

              Transactions...............................   6.2.1

              Trust Amount...............................   8.2.2

              Unaudited 1999 Financial Statements........    6.5

              Voting Agreement and Proxy.................  Recitals

2.      SALE OF ASSETS.

                At the closing provided for in Section 5 below (the "Closing"), the Seller shall sell, assign, transfer and deliver to the Buyer the Purchased Assets, which shall constitute all or substantially all of the assets of the Seller on the Closing Date, by delivery of stock certificates representing 3,000,000 shares of Buyer Common Stock, duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer, and $1,200,000 of cash by wire transfer of immediately available funds to an account designated by the Buyer not less than one business day prior to the Closing Date.


                                       5.

3.      PURCHASE CONSIDERATION.

            3.1.1 The aggregate consideration for the Purchased Assets shall be an aggregate of 2,650,000 shares of Buyer Common Stock (the "Purchase Consideration"); PROVIDED, HOWEVER, that the Purchase Consideration shall be adjusted appropriately if prior to the Closing Date there is a change in the number of shares of Buyer Common Stock held by the Seller or a change in the class of shares of Buyer Common Stock held by the Seller, in each case, to the extent attributable to the declaration of any stock dividend, stock split, recapitalization, reclassification, combination or similar event.

            3.1.2 At the Closing, the Buyer shall deliver to the Seller stock certificates representing the Purchase Consideration, duly registered in the name of the Seller. All shares of Buyer Common Stock delivered as Purchase Consideration shall be duly authorized, fully paid and non-assessable and free of preemptive rights and registered under the Securities Act.

4.      NO ASSUMPTION OF LIABILITIES.

        Anything in this Agreement to the contrary notwithstanding, the Buyer shall not assume, or in any way be liable or responsible for, any Liabilities of the Seller whatsoever. Without limiting the generality of the foregoing, the Buyer shall not assume (i) any Liability of the Seller arising out of or in connection with the negotiation and preparation of this Agreement or the consummation and performance of the transactions contemplated hereby, including, without limitation, any Liability relating to Taxes so arising; (ii) any Liability under Contracts to which the Seller is a party or by or to which it or its assets, properties or rights are bound or subject, including without limitation environmental Liabilities, wrongful termination Liabilities; (iii) any Liability to trade or other creditors or customers of the Seller; (iv) any Liability of the Seller or any shareholder of the Seller for any Taxes; or (v) any Liability of the Seller with respect to any violation by the Seller or any of its Subsidiaries of any Requirements of Law.

5.      CLOSING.

        The Closing of the Acquisition shall take place at the offices of Cooley Godward LLP, One Maritime Plaza, San Francisco, CA 94111 and Larkin, Hoffman, Daly & Lindgren, Ltd., 1500 Norwest Financial Center, 7900 Xerxes Avenue South, Bloomington, MN 55431, at 10:00 A.M., Pacific time, on a business day within 10 business days after satisfaction or waiver of each of the conditions set forth in Section 9 below, such business day to be mutually agreed by the Buyer and the Seller (subject to reasonable delay of the closing date by either party not to exceed 10 additional business days), or at such other place, at such other time or on such other date as the Buyer and the Seller mutually agree in writing. The date upon which the Closing occurs is herein called the "Closing Date."


                                       6.

6.      REPRESENTATIONS AND WARRANTIES OF THE SELLER.

            The Seller represents and warrants to the Buyer as follows:

        6.1 ORGANIZATION. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has the requisite corporate power to own its properties and carry on its business as now conducted.

        6.2 AUTHORITY RELATIVE TO THE AGREEMENTS.

            6.2.1 The Seller has the requisite corporate power and authority to enter into this Agreement and to engage in the Acquisition, the Disposition and the Dissolution (collectively, the "TRANSACTIONS") and otherwise perform its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Seller and, except for the approval of its shareholders as set forth in Section
8.8 below, no other corporate proceedings on the part of the Seller are necessary to authorize this Agreement, the Transactions or the other transactions contemplated hereby or thereby; provided that (i) the Seller has not yet entered into definitive agreements with respect to the Disposition and
(ii) the Seller's Board of Directors has not approved any particular form or terms of the Dissolution. This Agreement has been duly executed and delivered by the Seller. This Agreement constitutes a valid and binding obligation of the Seller enforceable against it in accordance with its terms.

            6.2.2 Except as set forth in the Disclosure Statement, neither the execution and delivery of this Agreement by the Seller, nor the consummation of the transactions contemplated hereby nor compliance by the Seller with any of the provisions hereof or thereof will: (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties or assets of the Seller or any of its Subsidiaries under, any of the terms, conditions or provisions of (x) its charter or by-laws or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other Contract to which it is a party or to which it or any of its properties or assets may be subject, or (ii) subject to compliance with the statutes and regulations referred to in Section 6.2.3 below, violate any judgment, ruling, order, writ, injunction or decree known to the Seller or any Subsidiary or any statute, rule or regulation applicable to the Seller or its Subsidiaries or any of their respective properties or assets, except in the case of clauses (i)(y) and (ii) above for violations, breaches and defaults which would not, adversely effect (A) the ability of the Seller to consummate the Transactions or the other transactions contemplated hereby or (B) the Buyer.

            6.2.3 Except as set forth in the Disclosure Statement, other than compliance with (i) the Exchange Act, (ii) the Securities Act, (iii) applicable bulk transfer laws, (iv) the HSR Act and (v) applicable provisions of the MCL, no notice to, filing with, or authorization, consent or approval of, any Governmental Body is necessary for the consummation by the Seller of the Transactions or the other transactions contemplated by this Agreement.


                                       7.

        6.3 BOARD RECOMMENDATION. The Board of Directors of the Seller has, by resolutions duly adopted by a vote at a meeting of such Board duly held on July 11, 1999, approved and adopted this Agreement, the Transactions and the other transactions contemplated herein and therein on the terms and conditions set forth herein, and has recommended that holders of shares of Seller Common Stock approve this Agreement, the Transactions and the other transactions contemplated hereby and thereby; provided, that the Seller's Board of Directors has not approved any particular form or terms of the Disposition or the Dissolution.

        6.4 TITLE TO OPTION SHARES. Following the exercise of the JAR Option in accordance with its terms, the Seller and its Subsidiaries will own in the aggregate beneficially and of record, and will have the power and authority to convey, free and clear of any Lien, the Option Shares, and, upon delivery of and payment on the Closing Date for the Option Shares as herein provided, the Seller will convey to the Buyer good and valid title to such Option Shares, free and clear of any Lien.

        6.5 COMMISSION FILINGS; FINANCIAL STATEMENTS. The Seller has heretofore delivered to the Buyer its (i) Annual Report on Form 10-K for the fiscal years ended December 31, 1996, 1997 and 1998, as filed with the Commission, (ii) Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 (the "FORM 10-Q"), and (iii) proxy statements relating to all meetings of the Seller's shareholders (whether annual or special) since January 1, 1996, (iv) all other reports (including any Form 8-Ks) or registration statements filed by the Seller with the Commission since January 1, 1996, and (v) the unaudited consolidated balance sheet and related unaudited consolidated statements of income and cash flows of the Seller and its Subsidiaries at June 30, 1999 and for the six months then ended (the "UNAUDITED 1999 FINANCIAL STATEMENTS"). As of their respective dates, such reports and registration statements (including all exhibits and schedules thereto and documents incorporated by reference therein) complied in all material respects with all applicable requirements of the Exchange Act or the Securities Act, as applicable, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Seller and its Subsidiaries included or incorporated by reference in the Form 10-Q, such other reports and the Unaudited 1999 Financial Statements (collectively, the "SELLER FINANCIAL STATEMENTS") have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto); and except that the Unaudited 1999 Financial Statements do not include footnote disclosures otherwise required by GAAP, and fairly present the consolidated financial position of the Seller and its Subsidiaries as of the dates thereof and the results of their operations and changes in their financial position for the periods then ended, except as otherwise noted therein and subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein. The consolidated balance sheet of the Seller and its Subsidiaries as at June 30, 1999 is referred to as the "BALANCE SHEET," and June 30, 1999, is referred to as the "BALANCE SHEET DATE."


                                       8.

        6.6 NO UNDISCLOSED LIABILITIES. At the Balance Sheet Date, the Seller and its Subsidiaries taken as a whole did not have any direct or indirect Liabilities, secured or unsecured, known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, accrued, absolute, contingent or otherwise, not reflected, reserved against or disclosed in the Balance Sheet or in the footnotes thereto which were required to be reflected, reserved against or disclosed therein in accordance with generally accepted accounting principles. Since the Balance Sheet Date, except as disclosed in the Unaudited 1999 Financial Statements or the Disclosure Statement, neither the Seller nor any of its Subsidiaries has incurred any Liabilities other than (i) in the ordinary course of business, (ii) those contained in the agreements entered into or to be entered into in connection with the Transactions or incurred in connection with consummating the Transactions or (iii) in amounts that, individually or in the aggregate, are not material to the Condition of the Seller or its ability to consummate the Transactions or the other transactions contemplated hereby or to the Buyer.

        6.7 LITIGATION. Except as set forth in the Disclosure Statement, there is no Action pending or, to the Seller's knowledge, threatened against or involving the Seller or any of its Subsidiaries, or any of its properties or rights, and neither the Seller nor any of its Subsidiaries is subject to any order, writ, injunction or decree, which, in each case, is reasonably likely (i) to have a material adverse effect on the Condition of the Seller or its ability to consummate the Transactions or the other transactions contemplated hereby or
(ii) to be material to the Buyer.

        6.8 REGULATORY AND ENVIRONMENTAL COMPLIANCE.

            6.8.1 The Seller and each of its Subsidiaries have conducted their respective businesses so as to comply with all applicable Requirements of Law relating to the operations, conduct or ownership of the property or business of the Seller or any Subsidiary, the failure to comply with which would, individually or in the aggregate, have a material adverse effect on the Condition of the Seller. "REQUIREMENTS OF LAW" means (i) the charter or by-laws or other organizational or governing documents of the Seller, or (ii) any statute, law (including common law), treaty, rule, regulation or ordinance (including, without limitation, environmental, pollution control, occupational health and safety and food and drug regulations) or permit or any judgment, decree, injunction, order or legally binding determination of any Governmental Body applicable to the Seller or any of its Subsidiaries existing as of the date hereof.

            6.8.2 No notice, written notification (and, to the Seller's knowledge, no oral notification or notice), demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed which has not been paid, and no written notice (and, to the Seller's knowledge, no oral notification or notice) has been received by the Seller or any of its Subsidiaries that any investigation or review is pending or threatened by any Governmental Body or other Person, with respect to any alleged violation by the Seller or any of its Subsidiaries of any Requirements of Law, with respect to any generation, treatment, storage, recycling, transportation or disposal or release, as defined in 42 U.S.C. ss. 9601(22), including into an indoor environment ("RELEASE"), of any toxic, caustic or otherwise hazardous substance including asbestos, petroleum, its derivatives, by-products and other


                                       9.

hydrocarbons, regulated under federal, state or local environmental statutes, ordinances, rules, regulations or orders ("HAZARDOUS SUBSTANCE").

            6.8.3 No Hazardous Substance is present in violation of any Requirements of Law at any property now owned or leased by the Seller or any of its Subsidiaries, and no Hazardous Substance resulting from the Seller's or any of its Subsidiaries' operations is present in violation of any Requirements of Law at any property formerly owned or leased by the Seller or any of its Subsidiaries. There are no underground storage tanks for Hazardous Substances present in violation of any Requirements of Law at any property now owned or leased by the Seller or any of its Subsidiaries or, on any property previously owned or leased by the Seller or any of its Subsidiaries, with respect to which the Seller or any such Subsidiary may have liability. Except as set forth in the Disclosure Statement, there has been no Release of any Hazardous Substance, and no Hazardous Substance is present, in a reportable or threshold quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any property now or previously owned by the Seller or any of its Subsidiaries, except for Releases in such quantities that have been reported and for which all Requirements of Law have been satisfied.

            6.8.4 To the Seller's knowledge, neither the Seller nor any of its Subsidiaries has transported or arranged for the transportation, directly or indirectly, of any hazardous waste (as defined under applicable Federal or state law) to any location which is listed or proposed for listing on the National Priorities List ("NPL") under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or on the Comprehensive Environmental Response, Compensation and Liability Information System ("CERCLIS"), or on any similar state list, which is the subject of federal, state or local enforcement actions or other investigations which may reasonably be expected to lead to claims against the Seller or any of its Subsidiaries for cleanup costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

            6.8.5 Except as set forth in the Disclosure Statement, no oral or written notification of a Release of a Hazardous Substance has been filed by or on behalf of the Seller or any of its Subsidiaries and no property now or, to the Seller's knowledge, previously owned or leased by the Seller or any of its Subsidiaries is listed or, to the Seller's knowledge, proposed for listing, on the NPL, on CERCLIS or any similar state list of sites requiring investigation or clean-up.

            6.8.6 There are no environmental Liens on any of the real property or other properties owned or leased by the Seller or any of its Subsidiaries, and neither the Seller nor any of its Subsidiaries has been notified of any governmental actions that have been taken or are in process which could subject any of such properties to such Liens and neither the Seller nor any of its Subsidiaries are required to place any notice or restriction relating to the presence of Hazardous Substances at any property owned by any of them in any deed to such property.

            6.8.7 To the Seller's knowledge, except as set forth in the Disclosure Statement, there is no fact, circumstance or condition of or concerning any property now or previously


                                      10.

owned or leased by the Seller or any of its Subsidiaries that is reasonably likely to result in any material Liability to the Seller, any of its Subsidiaries or the Buyer under or based on any Requirements of Law.

        6.9 BROKERS. Other than as previously disclosed to the Buyer in writing, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Acquisition or the Transactions contemplated hereby based upon arrangements made by or on behalf of the Seller.

        6.10 TAX RETURNS AND AUDITS. Except as set forth in the Disclosure
Statement:

             6.10.1 The Seller and its Subsidiaries as of the Closing Date (A) will have prepared and filed all required federal, state, local and foreign returns, estimates, information statements and reports ("RETURNS") relating to any and all Taxes concerning or attributable to the Seller and its Subsidiaries or their operations and such Returns are true and correct and have been completed in accordance with applicable law; (B) will have paid or accrued all Taxes they are required to pay or accrue; and (C) will have withheld with respect to their employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

             6.10.2 There are no other Taxes that would be due if asserted by a taxing authority, except with respect to which the Seller is maintaining reserves to the extent currently required by GAAP, and as of the Closing Date, there will not be any Contract, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Seller or its Subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G or 162 of the Code. Neither the Seller or its subsidiaries has executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

             6.10.3 Neither the Seller nor its Subsidiaries (A) has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Seller or its Subsidiaries; (B) is a party to a tax sharing, tax indemnity or tax allocation agreement nor does the Seller or its Subsidiaries owe any amount under any such agreement; (C) has been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, other than the affiliated group of which the Seller is the common parent corporation; (D) owns material assets that directly or indirectly secure debt the interest on which is tax-exempt under
Section 103(a) of the Code; or (E) is, or has been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

        6.11 DISCLOSURE. No written statement, certificate, schedule, list or other written information furnished by or on behalf of the Seller to the Buyer contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.


                                      11.

7.      REPRESENTATIONS AND WARRANTIES OF THE BUYER.

            The Buyer represents and warrants to the Seller as follows:

        7.1 ORGANIZATION. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to carry on its business as now conducted.

        7.2 AUTHORITY RELATIVE TO THIS AGREEMENT.

            7.2.1 The Buyer has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Buyer and the consummation by the Buyer of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Buyer, and no other corporate proceeding on the part of the Buyer is necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Buyer and constitutes a valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

            7.2.2 Neither the execution and delivery of this Agreement by the Buyer nor the consummation of the transactions contemplated hereby nor compliance by the Buyer with any of the provisions hereof will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties or assets of the Buyer under, any of the terms, conditions or provisions of (x) the Certificate of Incorporation or Bylaws of the Buyer or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Buyer is a party, or to which it, or any of its properties or assets, may be subject, or (ii) subject to compliance with the statutes and regulations referred to in Section 7.2.3 below, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or any of its properties or assets, or any shares of preferred stock of any class outstanding of the Buyer except in the case of clauses (i)(y) and (ii) above for violations, breaches and defaults which would not, individually or in the aggregate, adversely affect the ability of the Buyer to consummate the Acquisition or the other transactions contemplated hereby.

            7.2.3 Other than compliance with the HSR Act and the Securities Act, no notice to, filing with, or authorization, consent or approval of, any Governmental Body is necessary for the consummation by the Buyer of the transactions contemplated by this Agreement.

        7.3 BUYER COMMON STOCK. The shares of Buyer Common Stock constituting the Purchase Consideration, when issued and delivered as consideration for the Purchased Assets pursuant to the terms hereof, will be validly issued and outstanding, fully paid and nonassessable, and the issuance of such shares is not and will not be subject to preemptive rights.


                                      12.

        7.4 OPTION SHARES. The Option Shares are validly issued and outstanding, fully paid and nonassessable.

        7.5 BROKERS. Other than as previously disclosed to the Seller, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Acquisition or the transactions contemplated hereby based upon arrangements made by or on behalf of the Buyer.

        7.6 DISCLOSURE. No written statement, certificate, schedule, list or other written information furnished by the Buyer or on behalf of the Buyer to the Seller contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

8.      COVENANTS AND AGREEMENTS.

            The Buyer and the Seller covenant and agree as follows:

        8.1 CONDUCT OF BUSINESS. From the date hereof through the Closing Date, unless the Buyer shall otherwise agree in writing or as otherwise expressly contemplated hereby (including, without limitation, the Disposition and the Option Stock Transfer), neither the Seller nor any of its Subsidiaries shall, directly or indirectly, take (or agree, in writing or otherwise, to take) any action, including without limitation, any acquisition (by merger, consolidation, or acquisition of stock or assets) of any other Person, or any investment either by purchase of stock or securities, contributions to capital (other than to wholly-owned Subsidiaries), property transfer, or, except in the ordinary course, purchase of any property or assets of any other Person, or the incurrence of any indebtedness for money borrowed or the issuance of any debt securities or the assumption or guarantee of any of the foregoing, except short-term indebtedness incurred in the ordinary course of business and consistent with past practices, (i) which would make any representation or warranty in Section 6 hereof untrue or incorrect in any material respect, (ii) which impairs the Seller's ability to satisfy any of the conditions set forth in
Section 9.1 or 9.3 below or has the effect of preventing or disabling the Seller from performing its obligations under this Agreement, (iii) which diminishes the number of shares of Buyer Common Stock held by the Seller or its Subsidiaries as of the date hereof or (iv) which could reasonably result in preventing the consummation of the Transactions or the other transactions contemplated hereby.

        8.2 THE OPTION STOCK TRANSFER; THE DISPOSITION; THE DISSOLUTION.

            8.2.1 Promptly following the exercise of the JAR Option in accordance with its terms (which exercise shall be effected at the time of the signing of this Acquisition Agreement) and the disposition of the assets of MacUSA, Inc., and in any event prior to the Closing, MacUSA, Inc. shall distribute all of its property, including but not limited to all of the Option Shares (the "Option Stock Transfer"), to the Seller in accordance with a resolution adopted by Seller authorizing the distribution of all of the assets of MacUSA, Inc. in complete cancellation or redemption of all of its stock pursuant to Code Section 332.


                                      13.

            8.2.2 Prior to the Closing Date, the Seller will use commercially reasonable efforts to consummate the Option Stock Transfer in a manner that will not give rise to the recognition of taxable income or gain to the Seller or any of its Subsidiaries for Federal income tax purposes. In addition, prior to the Closing Date, the Seller shall use all commercially reasonable efforts to consummate the Disposition in a commercially reasonable manner, except to the extent the Buyer concludes in good faith that the manner selected by Seller may result in the Buyer incurring Liabilities. In any case, the parties intend that the Disposition will not create, give rise to or result in any Liability to the Buyer. In that regard, the Seller, on or prior to the Closing Date, (i) will cause to be paid or satisfied any of its or its Subsidiaries' liabilities that become due on or prior to the Closing Date, and (ii) will establish a liquidating trust in accordance with Internal Revenue Service ("IRS") Revenue Procedures 82-58 and 91-15 and the MCL containing cash (or, to the extent the Seller's available cash shall be insufficient, shares of Buyer Common Stock received as Purchase Consideration, and, to the extent determined by the Seller, other assets in an amount (the "TRUST AMOUNT") reasonably believed by the Board of Directors of the Seller, and reasonably acceptable to the Buyer, to satisfy the requirements of the MCL and be sufficient to pay or adequately provide for any known, actual or contingent Liabilities of the Seller or its Subsidiaries, or arising out of the Transactions that may be asserted against the Seller, its Subsidiaries, such liquidating trust or the Buyer. Written notice of a preliminary estimate of the Trust Amount made by the Seller in good faith shall be delivered to the Buyer at least 45 days prior to the Closing Date. Written notice of the determination of the Trust Amount by the Seller's Board of Directors and the terms thereof, including copies of the minutes of any meetings or any consents related thereto, shall be delivered to the Buyer at least five business days prior to the Closing Date.

            8.2.3 The foregoing liquidating trust shall be established with a trustee selected by the stockholders of record or a court of competent jurisdiction pursuant to a trust agreement, in form and substance reasonably acceptable to the Buyer and drafted in accordance with IRS Revenue Procedures 82-58 and 91-15 and the MCL, which agreements shall include provisions entitling the Buyer to receive payment thereunder if Liabilities of the Seller are successfully asserted against the Buyer or if the Buyer becomes subject to Liabilities as a result of the transactions contemplated by this Agreement. The Liabilities to be provided for in the liquidating trust will include, without limitation, Liabilities (if any) under Contracts, Liability (if any) to trade and other creditors, Liability (if any) to dissenting shareholders of the Seller, any Liability (including legal fees and disbursements) related to any litigation against Seller (whether or not now pending) and to any Actions arising from the transactions contemplated hereby or relating to any assertion of Liability provided for in this Section 8.2, environmental Liabilities (if any), indebtedness for money borrowed (if any) and the fees and expenses of consummating the transactions contemplated hereby. Such trust agreement shall provide that any tax imposed (other than upon the shareholders of Seller and their successors) with respect to such trust arrangement or the earnings with respect to amounts contained in such trust shall be paid with funds withdrawn from such trust.

            8.2.4 Within one year of the Closing Date, the Seller will consummate the Dissolution, pursuant to which it will distribute the shares of Buyer Common Stock received as


                                      14.

Purchase Consideration (other than shares subject to the liquidating trust as provided above) to the holders of Seller Common Stock.

        8.3 CALL OF CONVERTIBLE PREFERRED STOCK. Prior to the Closing Date, the Seller will call for redemption all outstanding shares of Convertible Preferred Stock and, on or prior to the Closing Date, cause all such shares of Convertible Preferred Stock to be redeemed or converted into Seller Common Stock pursuant to the terms thereof.

        8.4 LIQUIDATING DISTRIBUTIONS. In pursuance of the Plan of Reorganization, and no later than one (1) year from the Closing Date, the Seller shall distribute the stock, securities and other properties it receives in the Acquisition, as well as its other properties, first to its creditors, to the extent necessary to pay all of the Seller's debts and liabilities, then to the liquidating trust, and then to its stockholders, in complete liquidation of Seller.

        8.5 TAX REPRESENTATION LETTERS. At or prior to the filing of the Registration Statement, the Seller and the Buyer shall deliver to Arthur Andersen LLP and Cooley Godward LLP tax representation letters in forms reasonably satisfactory to Arthur Andersen LLP and Cooley Godward LLP. The Seller and the Buyer shall each confirm to Arthur Andersen LLP and Cooley Godward LLP the accuracy and completeness as of the date of effectiveness of the Registration Statement (with respect to Arthur Andersen LLP only) and the Closing Date (with respect to Arthur Andersen LLP and Cooley Godward LLP) of the tax representation letters delivered pursuant to the prior sentence. The Seller and the Buyer shall use all reasonable efforts prior to the Closing Date to cause the Acquisition to qualify as a tax-free reorganization under Section 368(a) of the Code. Following delivery of the tax representations letters pursuant to the first sentence of this Section 8.5, each of the Seller and the Buyer shall use its reasonable efforts to cause Arthur Andersen LLP to deliver to it a tax opinion satisfying the requirements of Item 601 of Regulation S-K promulgated under the Securities Act. In rendering such opinions and the opinions referred to in Sections 9.2.3, 9.3.3 and 9.3.4, Arthur Andersen LLP and Cooley Godward LLP shall be entitled to rely on the tax representation letters described in this Section 8.5.

        8.6 AGREEMENT NOT TO SELL OPTION SHARES. The Seller hereby covenants and agrees that the Seller will not, between the date hereof and the Closing Date:
(i) directly or indirectly, sell, transfer, assign, pledge, hypothecate or otherwise dispose of or encumber the Option Shares, or enter into any Contract with respect to the foregoing; (ii) directly or indirectly, solicit, encourage, participate in or initiate discussions or negotiations with, or provide information to, any Person other than the Buyer or any Affiliate or representative of the Buyer, concerning any direct or indirect sale or other disposition of the Option Shares, except as permitted above; or (iii) purchase any additional shares of Buyer Common Stock.

        8.7 PROXY STATEMENT; OTHER SELLER FILINGS. As promptly as practicable after the date hereof, the Seller shall prepare and file with the Commission under the Exchange Act, and shall use all reasonable efforts to have cleared by the Commission, and promptly thereafter shall mail to its shareholders, a proxy statement and form of proxy with respect to the Shareholders Meeting. "PROXY STATEMENT" means such proxy statement and form of proxy at the time it is initially mailed to the Seller's shareholders and all amendments or supplements thereto, if any,


                                      15.

similarly filed and mailed. As soon as practicable after the date of this Agreement, the Seller shall promptly prepare and file any other filings required to be filed by the Seller under the Exchange Act, Securities Act or any other federal or state securities laws relating to the Acquisition and the transactions contemplated herein ("OTHER SELLER FILINGS"). The Seller shall notify the Buyer promptly of the receipt of any comments of the Commission and of any request by the Commission for amendments or supplements to the Proxy Statement or by any other governmental official with respect to any Other Seller Filing or for additional information and will supply the Buyer with copies of all correspondence with respect to the Proxy Statement and any Other Seller Filings. Each of the Seller and the Buyer shall use its best efforts to obtain and furnish the information required to be included in the Proxy Statement and any Other Seller Filing. The Seller, after consultation with the Buyer, shall use its best efforts to respond promptly to any comments made by the Commission with respect to the Proxy Statement and any Other Seller Filing and any preliminary version thereof and cause the Proxy Statement and related form of proxy to be mailed to the shareholders of the Seller at the earliest practicable time. The Seller shall bear the costs and expenses of printing and distributing the Proxy Statement and related form of proxy (which will include the prospectus included in the Registration Statement and the related Registration Statement) to the Seller's shareholders; provided that the Buyer shall be responsible for any Commission or state blue sky filing or similar fees relating to the Registration Statement, subject to Section 8.10 below. The Seller shall notify the Buyer of its intention to mail the Proxy Statement to the shareholders of the Seller at least 48 hours prior to the intended time of such mailing. The information provided and to be provided by the Seller and the Buyer, respectively, for use in the Proxy Statement and any Other Seller Filings shall, on the date the Proxy Statement is first mailed to the Seller's shareholders or any Other Seller Filing is filed with the appropriate Governmental Body and in each case on the date of the Shareholders Meeting, be true and correct in all material respects and shall not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and each of the Seller and the Buyer agree to correct any such information provided by it for use in the Proxy Statement or any Other Seller Filing which shall have become false or misleading. The Proxy Statement and any Other Seller Filing, when filed with the appropriate Governmental Body, shall comply as to form in all material respects with all applicable requirements of law.

        8.8 MEETING OF SHAREHOLDERS. The Seller shall take all action necessary, in accordance with the MCL and its Certificate of Incorporation and Bylaws, to duly call, give notice of, convene and hold a meeting of its shareholders as promptly as practicable to consider and vote upon the approval of the Acquisition and the transactions contemplated hereby (such meeting and any adjournment or postponement thereof is referred to as the "SHAREHOLDERS MEETING"). The Proxy Statement shall contain the determinations and recommendations of the Board of Directors of the Seller as to the Acquisition and the transactions contemplated hereby, provided, that the Seller's Board of Directors need not approve or recommend any particular form or terms of the Disposition. The Seller shall use its best efforts to solicit from holders of shares of Seller Common Stock proxies in favor of approval of the Acquisition and the transactions contemplated hereby and to take all other action necessary or, in the reasonable judgment of the Buyer, helpful to secure the vote of holders of shares of Seller Common Stock required by law to effect the Acquisition and the transactions contemplated hereby.


                                      16.

        8.9 REGISTRATION STATEMENT; OTHER BUYER FILINGS. As promptly as practicable after the date hereof, the Buyer shall prepare and file the Registration Statement with the Commission under the Securities Act and shall use all reasonable efforts to cause the Registration Statement to be declared effective by the Commission. As soon as practicable after the date of this Agreement, the Buyer shall promptly prepare and file any other filings required to be filed by the Buyer under the Securities Act or any other federal or state securities laws relating to the Acquisition and the transactions contemplated herein ("OTHER BUYER FILINGS"). The Buyer shall notify the Seller promptly of the receipt of any comments of the Commission and of any request by the Commission for amendments or supplements to the Registration Statement or by any other governmental official with respect to any Other Buyer Filing or for additional information and will supply the Seller with copies of all correspondence with respect to the Registration Statement and any Other Buyer Filings. Each of the Seller and the Buyer shall use its best efforts to obtain and furnish the information required to be included in the Registration Statement and any Other Buyer Filing. The Buyer, after consultation with the Seller, shall use its best efforts to respond promptly to any comments made by the Commission with respect to the Registration Statement and any Other Buyer Filing and any preliminary version thereof. The information provided and to be provided by the Seller and the Buyer, respectively, for use in the Registration Statement and any Other Buyer Filings shall, on the date the prospectus included in the Registration Statement is first mailed to shareholders by the Seller as part of the Proxy Statement or any Other Buyer Filing is filed with the appropriate Governmental Body and, in each case, on the date of the Shareholders Meeting, be true and correct in all material respects and shall not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and each of the Buyer and the Seller agree to correct any such information provided by it for use in the Registration Statement or any Other Buyer Filing which shall have become false or misleading. The Registration Statement and any Other Buyer Filing, when filed with the appropriate Governmental Body, shall comply as to form in all material respects with all applicable requirements of law.

        8.10 FEES AND EXPENSES. If this Agreement or the transactions contemplated hereby are abandoned or terminated pursuant to Sections 11.1.5, 11.1.6, 11.1.8 or 11.1.10 the Seller shall promptly (and in any event within two business days after written request by the Buyer) reimburse the Buyer and its Affiliates for all reasonable out-of-pocket expenses (including all fees and expenses of counsel, outside accountants, investment banking firms, experts and consultants to the Buyer and its Affiliates) incurred by them or on their behalf, commencing in May 1999, in connection with the transactions contemplated hereby, including without limitation, all costs and expenses of or relating to
(i) the preparation and negotiation of this Agreement and the Voting Agreement and Proxy, (ii) the printing and filing of the Registration Statement and exhibits thereto, each prospectus included therein and any amendment or supplement to the Registration Statement or any such prospectus, including, without limitation, any filing fees payable to the Commission or any applicable blue sky authorities, (iii) the preparation and delivery of stock certificates representing the Purchase Consideration, (iv) the distribution, shipping and mailing to the Seller's shareholders of any prospectus, including any supplement thereto, included in the Registration Statement, (v) the listing of the shares representing the Purchase Consideration on the Nasdaq Stock Market, (vi) any registration or qualification of the shares representing the Purchase Consideration with applicable blue sky


                                      17.

authorities, including the fees and disbursements of blue sky counsel in connection therewith and the preparation and printing of any blue sky memoranda and (vii) compliance with the HSR Act, including the payment of any filing fees. Except as provided in the preceding sentence, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses. If this Agreement or the transactions contemplated hereby are abandoned or terminated pursuant to Section 11.1.7 or 11.1.9, the Buyer shall promptly (and in any event within two business days after written request by the Seller) reimburse the Seller and its Affiliates for all reasonable out-of-pocket expenses (including all fees and expenses of counsel, outside accountants, investment banking firms, experts and consultants to the Seller and its Affiliates) incurred by them or on their behalf, commencing in May 1999, in connection with the transactions contemplated hereby, including without limitation, all costs and expenses of or relating to (i) the preparation and negotiation of this Agreement and the Voting Agreement and Proxy, (ii) the printing and filing of the Registration Statement and exhibits thereto, each prospectus included therein and any amendment or supplement to the Registration Statement or any such prospectus, including, without limitation, any filing fees payable to the Commission or any applicable blue sky authorities, (iii) the distribution, shipping and mailing to the Seller's shareholders of any prospectus, including any supplement thereto, included in the Registration Statement, (iv) compliance with the HSR Act, including the payment of any filing fees and (v) the preparation of the liquidating trust.

        8.11 ADDITIONAL AGREEMENTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with each other in connection with the foregoing, including (i) using reasonable best efforts to obtain all necessary waivers, consents and approvals from other parties to loan Contracts; (ii) using reasonable best efforts to obtain all necessary consents, approvals and authorizations as are required to be obtained under any federal, state or foreign law or regulations, to defend all Proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby; and (iii) effecting all necessary registrations and filings, including, but not limited to, filings under the HSR Act and submissions of information requested by governmental authorities.

        8.12 ACCESS TO INFORMATION; CONFIDENTIALITY.

             8.12.1 Prior to the Closing Date, the Buyer shall be entitled, through its officers, employees and agents, reasonable access at all reasonable times to the offices and facilities of the Seller and its Subsidiaries and to their officers, employees, agents, properties, books, records and Contracts, and the Seller shall furnish the Buyer and its representatives all financial, operating and other data and information as the Buyer, through its representatives, may reasonably request. In addition, the Seller shall deliver to the Buyer a copy of any report, opinion, recommendation, assessment, summary, compilation or other document relating to the Liabilities of the Seller and its Subsidiaries and prepared for or on behalf of or addressed to the Seller, the Seller's Board of


                                      18.

Directors or any committee thereof (other than any analysis completed by the Seller's financial advisor related to the Transactions). At the Buyer's request, the Seller shall cause the party preparing any such document to provide a letter permitting the Buyer to rely thereon as though it were addressed to the Buyer. Subject to the requirements of law or judicial process, the Buyer shall hold in confidence, and shall use its best efforts to cause its representatives to hold in confidence, all nonpublic information concerning the Seller until such time as such information is otherwise publicly available, and, if this Agreement is terminated, the Buyer will, and will use its best efforts to cause its representatives to, deliver to the Seller, within 2 business days of the date of termination, all documents, work papers and other material (including copies) obtained by the Buyer, or on its behalf, from the Seller as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof.

             8.12.2 Prior to the Closing Date, the Seller shall be entitled to participate in a due diligence meeting with one or more members of the senior management of the Buyer, such member or members to be reasonably designated by the Buyer, to the extent that such meeting shall be reasonably necessary to fulfill the due diligence obligations of the Seller under the federal securities laws in connection with the Proxy Statement. Subject to the requirements of law or judicial process, the Seller shall hold in confidence all nonpublic information concerning the Buyer until such time as such information is otherwise publicly available.

             8.12.3 No investigation pursuant to this Section 8.12 shall affect any representations, warranties, covenants or agreements of the Seller or the Buyer under this Agreement.

        8.13 PUBLIC ANNOUNCEMENTS. The Seller and the Buyer will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated hereby (other than the Disposition) and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law. Each of the Seller and the Buyer shall expeditiously review any such press release or other document in connection with any such consultation.

        8.14 NOTIFICATION OF CERTAIN MATTERS. The Seller shall give prompt notice to the Buyer, and the Buyer shall give prompt notice to the Seller, of
(i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any of the representations or warranties of the Seller or the Buyer, as the case may be, contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date, and (ii) any material failure of the Seller or the Buyer, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that no such notifications shall affect the representations or warranties of the parties or the conditions to the obligations of the parties hereunder unless waived by the other party hereto.

        8.15 BROKERS. Any broker, finder or other fee or commission in connection with the Transactions or the other transactions contemplated hereby based upon arrangements made by or on behalf of either of the parties hereto will be paid, except as set forth in Section 8.10 above, by


                                      19.

the party making such arrangements or on whose behalf such arrangements were made. Each party hereto will indemnify and hold the other party harmless from any claims, Liabilities incurred by such other party as a result of broker, finder or other fees or commissions which were incurred by, or as result of any action or involvement of, the indemnifying party in connection with the Transactions or the other transactions contemplated hereby.

        8.16 RESERVED.

        8.17 PERMITTED DISCLOSURES. Notwithstanding anything to the contrary herein, neither the Seller nor the Buyer (or their respective boards of directors) shall be prohibited from making any disclosure to its own shareholders that, in the judgment of the disclosing party's board of directors, in accordance with the advice of counsel, is required under applicable law; provided that, prior to making any such disclosure, the party making such disclosure shall notify the other party in writing and afford the other party a reasonable opportunity for consultation as to such proposed disclosure.

9.      CONDITIONS.

        9.1 CONDITIONS TO THE OBLIGATIONS OF EACH PARTY TO EFFECT THE ACQUISITION. The respective obligations of each party to effect the Acquisition shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions, unless waived by both the Buyer and the Seller:

            9.1.1 The Transactions and the other transactions contemplated hereby shall have been approved by the shareholders of the Seller by the vote (if any) required by the MCL. Holders of no more than 4.0% of the shares of Seller Common Stock outstanding on the record date of the Shareholders Meeting shall have perfected dissenter's rights with respect to any of the Transactions.

            9.1.2 Any waiting period (and any extension thereof) applicable to the consummation of the Acquisition under the HSR Act shall have expired or been terminated.

            9.1.3 No preliminary or permanent injunction or other order, decree or ruling issued by a Governmental Body nor any statute, rule, regulation or executive order promulgated or enacted by a Governmental Body shall be in effect which would (i) make the acquisition by the Buyer of the Option Shares illegal or (ii) otherwise prevent the consummation of the Acquisition and the transactions contemplated hereby.

            9.1.4 The Registration Statement shall be effective under the Securities Act and no "STOP ORDER" shall have been issued with respect to the Registration Statement and no Proceeding for such purpose shall have been commenced. The staff of the Commission shall have indicated that they have no further comments regarding the Proxy Statement.

            9.1.5 The Buyer Common Stock constituting the Purchase Consideration shall have been approved for listing by the Nasdaq Stock Market, subject to official notice of issuance.


                                      20.

            9.1.6 Any licenses, permits, consents, approvals, waivers, authorizations, qualifications and orders of domestic governmental authorities and parties to Contracts with the Seller and its Subsidiaries as are necessary in connection with the consummation of the transactions contemplated hereby shall have been obtained.

        9.2 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF THE SELLER. The obligation of the Seller to effect the Acquisition is also subject to each of the following conditions, unless waived by the Seller:

            9.2.1 The Buyer shall in all material respects have performed each obligation to be performed by it hereunder on or prior to the Closing Date.

            9.2.2 The representations and warranties of the Buyer set forth in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such time, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

            9.2.3 The Seller shall have received a written opinion from Arthur Andersen LLP in form and substance reasonably satisfactory to it, to the effect that the Acquisition should constitute a reorganization within the meaning of
Section 368 of the Code and such opinion shall not have been withdrawn. In rendering such tax opinion, Arthur Andersen LLP shall be entitled to rely on the tax representation letters referred to in Section 8.5.

        9.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF THE BUYER. The obligation of the Buyer to effect the Acquisition is also subject to each of the following conditions, unless waived by the Buyer:

            9.3.1 The Seller shall in all material respects have performed each obligation to be performed by it hereunder on or prior to the Closing Date.

            9.3.2 The representations and warranties of the Seller set forth in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such time, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

            9.3.3 The Buyer shall have received a written opinion from Arthur Andersen LLP in form and substance reasonably satisfactory to it, to the effect that the Acquisition should constitute a reorganization within the meaning of
Section 368 of the Code and such opinion shall not have been withdrawn. In rendering such tax opinion, Arthur Andersen LLP shall be entitled to rely on the tax representation letters referred to in Section 8.5.

            9.3.4 The Buyer shall have received a written opinion from Cooley Godward LLP in form and substance reasonably satisfactory to it, to the effect that the Acquisition should constitute a reorganization within the meaning of
Section 368 of the Code and such opinion shall


                                      21.

not have been withdrawn. In rendering such tax opinion, counsel shall be entitled to rely on the tax representation letters referred to in Section 8.5.

            9.3.5 Prior to the Closing Date, the Seller shall have taken all steps necessary to consummate the Dissolution other than the filing of the Certificate of Dissolution of the Seller with the Secretary of State of the State of Minnesota, in a form and by a method acceptable to the Buyer.

            9.3.6 Prior to the Closing Date, the Seller shall have paid or satisfied all of its Liabilities or the Seller's Board of Directors shall have made adequate provision therefor in the liquidating trust required by Section
8.2 above in an amount, and with terms and conditions, reasonably satisfactory to the Buyer.

            9.3.7 The Buyer shall not have reasonably determined, after taking into account any applicable terms and provisions of the liquidating trust required by Section 8.2 above, that the consummation of the Transactions and the other transactions contemplated hereby (i) is likely to result in Liability to the Buyer or (ii) is likely to result in the Buyer receiving less than 3,000,000 shares of Buyer Common Stock, as set forth in this Agreement.

            9.3.8 No Action shall have been commenced and be pending by any Person against the Seller or the Buyer (but, as to the Buyer, only if such Action is related to the transactions contemplated hereby or based upon claims that are reasonably likely to result in Liability of the Buyer for Liabilities of the Seller) or any of their Affiliates, associates, officers or directors, which is reasonably likely to be material to the Buyer; provided, however, that the Buyer shall not be entitled to terminate the Acquisition based upon an Action described in the Disclosure Statement which the Seller considered in determining the amount of funds deposited in the Liquidating Trust unless a development in connection with such Action has occurred after the date of this Agreement that materially increases the likelihood of the Buyer incurring Liabilities in connection with such Action.

10.     INDEMNIFICATION, ETC.

        10.1 INDEMNIFICATION BY THE SELLER. The Seller shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages that are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and that arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with (a) any breach of any covenant or obligation of the Seller contained in any of the agreements with respect to the Transactions; (b) any Liability of the Seller or of any Related Party; (c) any Liability to which the Buyer or any of the other Indemnitees may become subject and that arises directly or indirectly from or relates directly or indirectly to (i) any product produced or sold or any services performed by or on behalf of the Seller, (ii) the presence of any Hazardous Substance at any site owned, leased, occupied or controlled by the Seller or any Subsidiary on or at any time prior to the Closing Date, (iii) the generation, manufacture, production, transportation, importation, use, treatment, refinement, processing, handling, storage, discharge,


                                      22.

release or disposal of any Hazardous Substance (whether lawfully or unlawfully) by or on behalf of the Seller, (iv) the operation by the Seller of its business, or (v) any failure to comply with any bulk transfer law or similar Legal Requirement in connection with any of the Transactions, including the Disposition; and (d) any Proceeding relating directly or indirectly to any breach, alleged breach, Liability or matter of the type referred to in clause "(a)," "(b)" or "(c)" above (including any Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section
10).

        10.2 SETOFF. In addition to any rights of setoff or other rights that the Buyer or any of the other Indemnitees may have at common law or otherwise, the Buyer shall have the right to withhold and deduct any sum that may be owed to any Indemnitee under this Section 10 from any amount otherwise payable by any Indemnitee to the Seller. The withholding and deduction of any such sum shall operate for all purposes as a complete discharge (to the extent of such sum) of the obligation to pay the amount from which such sum was withheld and deducted.

        10.3 NONEXCLUSIVITY OF INDEMNIFICATION REMEDIES. The indemnification remedies and other remedies provided in this Section 10 shall not be deemed to be exclusive. Accordingly, the exercise by any Person of any of its rights under this Section 10 shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such Person may be entitled to exercise (whether under this Agreement, under any other Contract, under any statute, rule or other Legal Requirement, at common law, in equity or otherwise).

        10.4 DEFENSE OF THIRD PARTY CLAIMS. In the event of the assertion or commencement by any Person of any claim or Proceeding (whether against the Buyer, against any other Indemnitee or against any other Person) with respect to which the Seller may become obligated to indemnify, hold harmless, compensate or reimburse any Indemnitee pursuant to this Section 10, the Buyer shall have the right, at its election, to designate the Seller to assume the defense of such claim or Proceeding at the sole expense of the Seller. If the Buyer so elects to designate the Seller to assume the defense of any such claim or Proceeding (1) the Seller shall proceed to defend such claim or Proceeding in a reasonable and diligent manner with counsel reasonably satisfactory to the Buyer; (2) the Buyer shall make available to the Seller any non-privileged documents and materials in the possession of the Buyer that may be necessary to the defense of such claim or Proceeding; (3) the Seller shall keep the Buyer informed of all material developments and events relating to such claim or Proceeding; (4) the Buyer shall have the right to participate in the defense of such claim or Proceeding at its own expense; (5) the Seller shall not settle, adjust or compromise such claim or Proceeding without the prior written consent of the Buyer, which consent shall not be unreasonably withheld; and (6) the Buyer may at any time (notwithstanding the prior designation of the Seller to assume the defense of such claim or Proceeding) assume the defense of such claim or Proceeding. If the Buyer does not elect to designate the Seller to assume the defense of any such claim or Proceeding (or if, after initially designating the Seller to assume such defense, the Buyer elects to assume such defense), the Buyer may proceed with the defense of such claim or Proceeding on its own. If the Buyer so proceeds with the defense of any such claim or Proceeding on its own: (a) the Buyer shall proceed to defend such claim or Proceeding in a reasonable and diligent manner with counsel


                                      23.

reasonably satisfactory to the Seller; (b) all reasonable expenses relating to the defense of such claim or Proceeding (whether or not incurred by the Buyer) shall be borne and paid exclusively by the Seller; (c) the Seller shall make available to the Buyer any non-privileged documents and materials in the possession or control of the Seller that may be necessary to the defense of such claim or Proceeding; (d) the Buyer shall keep the Seller informed of all material developments and events relating to such claim or Proceeding; and (e) the Buyer shall have the right to settle, adjust or compromise such claim or Proceeding with the consent of the Seller; PROVIDED, HOWEVER, that the Seller shall not unreasonably withhold such consent.

        10.5 EXERCISE OF REMEDIES BY INDEMNITEES OTHER THAN BUYER. No Indemnitee (other than the Buyer or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless the Buyer (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

11.     TERMINATION, AMENDMENT AND WAIVER.

        11.1 TERMINATION. This Agreement may be terminated and the Acquisition and the transactions contemplated hereby may be abandoned, by written notice promptly given to the other party hereto, at any time prior to the Closing Date, whether prior to or after approval by the shareholders of the Seller:

             11.1.1 By mutual written consent of the Seller and the Buyer;

             11.1.2 By either the Seller or the Buyer, if a Governmental Body shall have issued an order, decree or ruling or promulgated or enacted any statute, rule, regulation or executive order, in each case, permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that any such order, decree or ruling shall have become final and nonappealable;

             11.1.3 By either the Seller or the Buyer, if the Closing shall not have occurred on or before the Termination Date, unless the absence of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform in all material respects each of its obligations under this Agreement required to be performed by it prior to the Closing Date;

             11.1.4 By either the Seller or the Buyer, if at the Shareholders Meeting the Transactions and any other transactions contemplated hereby that are required to be approved by the shareholders of the Seller shall fail to be approved by such shareholders by the vote required by the MCL or holders of more than four percent of the shares of Seller Common Stock outstanding have perfected their dissenter's rights;

             11.1.5 By the Buyer, if the Buyer shall have reasonably determined, after taking into account any applicable terms and provisions of the liquidating trust required by Section 8.2 above, that consummation of the Transactions and the other transactions contemplated hereby could result in Liability to the Buyer; provided, however, that the Buyer shall have ten days from the date it receives notice of such determination to cure any circumstance giving rise to such


                                      24.

determination; and provided, further, that if cash or other assets having a value of at least $7,200,000 are deposited in the liquidating trust, the Buyer shall only make such determination based upon claims or potential Liabilities not described in the Disclosure Statement or material adverse developments relating to Liabilities described in the Disclosure Statement;

             11.1.6 By the Buyer, if the Seller shall have (i) withdrawn, modified or amended in any respect its approval or recommendation of the Acquisition or the transactions contemplated hereby (other than any particular form of Disposition), (ii) failed to include in the Proxy Statement such recommendation (including the recommendation that the shareholders of the Seller vote in favor of the Acquisition and the transactions contemplated hereby (other than any particular form of Disposition), (iii) taken any public position inconsistent with such recommendation or (iv) if the Board of Directors of the Seller shall have resolved to do any of the foregoing;

             11.1.7 By the Seller, if the Buyer fails to perform in all material respects its obligations under this Agreement; PROVIDED, HOWEVER, that the Buyer shall have ten days from the date it receives notice of such failure to cure any failure to perform any such obligations;

             11.1.8 By the Buyer, if the Seller fails to perform in all material respects its obligations under this Agreement; PROVIDED, HOWEVER, that the Seller shall have ten days from the date it receives notice of such failure to cure any failure to perform any such obligations;

             11.1.9 By the Buyer, if the board of directors of the Buyer determines in good faith that termination of this Agreement would be in the best interests of the Buyer and its stockholders, provided that the Buyer shall not exercise any rights under this section unless the Buyer shall determine in good faith to enter into a transaction that its board of directors determines in good faith to be in the best interests of the Buyer and its stockholders; or

             11.1.10 By the Seller, if the board of directors of Seller determines in good faith on the basis of advice of counsel that termination of this Agreement is necessary in order for such board of directors to comply with its fiduciary obligations under applicable law; provided that the Seller shall not exercise any rights under this section unless the Seller shall determine in good faith to enter into a transaction that its board of directors determines, based upon advice of counsel, the Seller is required to enter into in accordance with the board's fiduciary obligations.

In the event this Agreement is terminated pursuant to Section 11.1.9 in connection with a transaction proposed to be entered into by the Buyer that is intended to be accounted for as a pooling of interests in connection with which affiliates of the Buyer are required to enter into agreements related to their equity interests in the Buyer, the Seller agrees to execute such agreements as are executed by other affiliates of the Buyer; provided, however, that the Seller shall not be required to enter into such agreements if the board of directors of the Seller determines in good faith on the basis of advice of counsel that execution of such agreements would violate the fiduciary obligations of such board of directors under applicable law.


                                      25.

        11.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement and abandonment of the Acquisition as provided in Section 11.1 above, this Agreement shall forthwith become void and there shall be no Liability on the part of the Seller or the Buyer, except as set forth in this Section,
Section 8.10 above, the last sentences of Sections 8.12.1 and 8.12.2 above,
Section 8.12.3 above, 8.13 above, 8.17 above and the last sentence of Section
11.1 above, and except to the extent that such termination results from the willful breach of a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement.

        11.3 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        11.4 WAIVER. At any time prior to the Closing Date, whether before or after the Shareholders Meeting, any party hereto, by action taken by its Board of Directors, may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto or (ii) waive compliance with any of the agreements of any other party or with any conditions to its own obligations. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party by a duly authorized officer.

12.     GENERAL PROVISIONS.

        12.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by cable, telegram, telecopier or telex to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

        (a)     if to the Seller:

                Tech Squared Inc.
                5198 West 76th St., Suite 220
                Edina, MN 55439
                Attention: Charles E. Reese, Jr.
                Facsimile: (800) 311-7077

                with a copy to:

                Larkin, Hoffman, Daly & Lindgren, Ltd.
                1500 Norwest Financial Center
                7900 Xerxes Avenue South
                Bloomington, MN 55431
                Attention: Michael W. Schley
                Facsimile: (612) 896-3333


                                      26.

        (b)     if to the Buyer:

                Digital River, Inc.
                9625 West 76th Street, Suite 150
                Eden Prairie, MN 55444
                Attention: Joel A. Ronning
                Facsimile: (612) 830-1154

                with a copy to:

                Cooley Godward LLP
                One Maritime Plaza
                San Francisco, CA 94111
                Attention: Michael J. Sullivan
                Facsimile: (415) 951-3699

        12.2 REPRESENTATIONS AND WARRANTIES; ETC. The respective representations and warranties of the Seller and the Buyer contained herein shall expire with, and be terminated and extinguished upon, consummation of the Acquisition and the transactions contemplated hereby, and thereafter neither the Seller nor the Buyer nor any officer, director or principal thereof shall be under any Liability whatsoever with respect to any such representation or warranty. This
Section 12.2 shall have no effect upon any other obligation of the parties hereto, whether to be performed before or after the consummation of the Acquisition and the transactions contemplated hereby.

        12.3 VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

        12.4 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

        12.5 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

        12.6 MISCELLANEOUS. This Agreement and the Voting Agreement and Proxy
(i) constitute the entire agreement and supersede all other prior agreements and undertakings, both written and oral, between or among the parties thereto with respect to the subject matter hereof or thereof; (ii) may not be assigned by either the Seller or the Buyer without the consent of the other party; and (iii) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State. Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced,


                                      27.

and shall be venued, in any state or federal court located in Hennepin County in the State of Minnesota. This Agreement may be executed in one or more counterparts which together shall constitute a single agreement.


                                      28.

        IN WITNESS WHEREOF, the Seller and the Buyer have caused this Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.

DIGITAL RIVER, INC.                         TECH SQUARED INC.



By:    /s/Perry Steiner                     By:    /s/Charles E. Reese Jr.
    ---------------------------------           --------------------------------
Name: Perry Steiner                         Name: Charles E. Reese Jr.
Title: President                            Title: President, Chief Executive
                                                   Officer


                                      29.

The undersigned, Joel A. Ronning, although not otherwise a party to this Agreement, hereby confirms that, prior to exercise of the JAR Option in accordance with its terms, the undersigned owns, in the aggregate, beneficially and of record, and has the power and authority to convey, free and clear of any Lien, the Option Shares, and, upon delivery of and payment of the exercise price under the JAR Option, the undersigned will convey to the Seller good and valid title to such Option Shares, free and clear of any Lien and, following the exercise of the JAR Option in accordance with its terms, the Seller and its Subsidiaries will own, in the aggregate, beneficially and of record, and will have the power and authority to convey free and clear of any Lien, the Option Shares, and upon delivery of and payment of the Closing Price for the Option Shares as herein provided, the Seller will convey to the Buyer good and valid title to such Option Shares, free and clear of any Lien.


                                          /s/ Joel A. Ronning
                                       -----------------------------------------
                                       Joel A. Ronning


                                      30.